================================================================================

                             ILLINOIS POWER COMPANY

                                       TO

                           BNY MIDWEST TRUST COMPANY,

                             AS SUCCESSOR TRUSTEE TO

                          HARRIS TRUST AND SAVINGS BANK

                                    --------

                          SUPPLEMENTAL INDENTURE NO. 2

                             DATED AS OF MAY 1, 2001

                                       TO

                  GENERAL MORTGAGE INDENTURE AND DEED OF TRUST

                          DATED AS OF NOVEMBER 1, 1992

================================================================================

SUPPLEMENTAL INDENTURE No. 2 dated as of May 1, 2001 ("Supplemental Indenture No. 2"), made by and between ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the "Company"), party of the first part, and BNY MIDWEST TRUST COMPANY, a corporation organized and existing under the laws of the State of Illinois, as successor trustee to Harris Trust and Savings Bank, a corporation organized and existing under the laws of the State of Illinois (the "Trustee"), as Trustee under the General Mortgage Indenture and Deed of Trust dated as of November 1, 1992, hereinafter mentioned, party of the second part;

         WHEREAS, the Illinois Environmental Facilities Financing Act (20 ILCS 3515/1 ET SEQ.), as amended and supplemented (the "Act"), authorizes and empowers the Illinois Development Finance Authority, a political subdivision and body politic and corporate, duly organized and validly existing under and by virtue of the Constitution and laws of the State of Illinois ("IDFA") to issue bonds for the refunding of any bonds deemed necessary in connection with any purpose of IDFA; and

         WHEREAS, pursuant to and in accordance with the provisions of the Act, IDFA has heretofore made a loan to the Company for the purpose of financing the acquisition, construction and installation of the Company's ownership interest in certain air and water pollution control, sewage and solid waste disposal facilities, including all machinery and other equipment required for said facilities, all located at the Clinton Generating Station near Clinton, in DeWitt County, Illinois (the "Project"); and

         WHEREAS, IDFA has financed or refinanced portions of the costs of the Project as an authorized project under the Act by the issuance of its Adjustable Rate Pollution Control Revenue Refunding Bonds, 1987 Series B, Series C and Series D (Illinois Power Company Project) dated as of December 22, 1987, in the aggregate principal amount of $75,000,000 (all of which are currently outstanding) (the "Prior Bonds"), and by loaning the proceeds therefrom to the Company; and

         WHEREAS, IDFA now intends to issue its Pollution Control Revenue Refunding Bonds (Illinois Power Company Project) Series 2001 (AMT) in the aggregate principal amount of $75,000,000 (the "IDFA AMT Bonds") and to loan the proceeds therefrom to the Company pursuant to a Loan Agreement dated as of May 1, 2001 (the "Loan Agreement") to assist the Company in refunding on or about June 1, 2001 the Prior Bonds; and

         WHEREAS, the IDFA AMT Bonds will be issued by IDFA pursuant to an Indenture of Trust (as from time to time amended or modified, the "IDFA Indenture") dated as of May 1, 2001, between IDFA and Bank One Trust Company, National Association, as trustee under such Indenture (together with any successor in such capacity the "IDFA Indenture Trustee"); and

         WHEREAS, the Company has heretofore executed and delivered its General Mortgage Indenture and Deed of Trust dated as of November 1,

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1992 as from time to time amended (the "Indenture"), to the Trustee, for the security of the Bonds of the Company issued and to be issued thereunder (the "Bonds"); and

         WHEREAS, pursuant to the terms and provisions of the Indenture there were created and authorized by supplemental indentures thereto bearing the following dates, respectively, the New Mortgage Bonds of the series issued thereunder and respectively identified opposite such dates:

     DATE OF
SUPPLEMENTAL INDENTURE     IDENTIFICATION OF SERIES               CALLED
----------------------     ------------------------               ------
February 15, 1993          8% Series due 2023              Bonds of the 2023 Series
                           (redeemed)

March 15, 1993             6 1/8% Series due 2000          Bonds of the 2000 Series
                           (paid at maturity)

March 15, 1993             6 3/4% Series due 2005          Bonds of the 2005 Series

July 15, 1993              7 1/2% Series due 2025          Bonds of the 2025 Series

August 1, 1993             6 1/2% Series due 2003          Bonds of the 2003 Series

October 15, 1993           5 5/8% Series due 2000          Bonds of the Second 2000
                           (paid at maturity)              Series

November 1, 1993           Pollution Control Series M      Bonds of the Pollution Control
                                                           Series M

November 1, 1993           Pollution Control Series N      Bonds of the Pollution Control
                                                           Series N

November 1, 1993           Pollution Control Series O      Bonds of the Pollution Control
                                                           Series O

April 1, 1997              Pollution Control Series P      Bonds of the Pollution Control
                                                           Series P

April 1, 1997              Pollution Control Series Q      Bonds of the Pollution Control
                                                           Series Q

April 1, 1997              Pollution Control Series R      Bonds of the Pollution Control
                                                           Series R

March 1, 1998              Pollution Control Series S      Bonds of the Pollution Control
                                                           Series S

March 1, 1998              Pollution Control Series T      Bonds of the Pollution Control
                                                           Series T

July 15, 1998              6 1/4% Series due 2002          Bonds of the 2002 Series

September 15, 1998         6% Series due 2003              Bonds of the 2003 Series

June 15, 1999              7.50% Series due 2009           Bonds of the 2009 Series

July 15, 1999              Pollution Control Series U      Bonds of the Pollution Control
                                                           Series U

July 15, 1999              Pollution Control Series V      Bonds of the Pollution Control
                                                           Series V

and

         WHEREAS, the Company desires to create a new series of Bonds to be issued under the Indenture to be known as New Mortgage Bonds, Pollution Control Series X (the "Pollution Control Series X Bonds"); and

         WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture No. 2 in the form hereof for the purposes herein provided; and

         WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture No. 2 a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE No. 2 WITNESSETH:

         THAT Illinois Power Company, in consideration of the purchase and ownership from time to time of the Bonds and the service by the Trustee, and its successors, under the Indenture and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the Bonds as follows:

                                   ARTICLE I.

                DESCRIPTION OF POLLUTION CONTROL SERIES X BONDS.

         SECTION 1. The Company hereby creates a new series of Bonds to be known as "Pollution Control Series X Bonds." The Pollution Control Series X Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture, as supplemented and modified. The Pollution Control Series X Bonds shall be issued only to the IDFA Indenture Trustee as security for the Company's obligations under the Loan Agreement relating to the IDFA AMT Bonds. The Company shall not cause any Pollution Control Series X Bonds to be paid or deemed to be paid prior to the payment of the IDFA Bonds.

         The Pollution Control Series X Bonds shall be dated as provided in,
Section 3.03 of Article Three of the Indenture. The Pollution Control Series X Bonds shall mature on March 1, 2017, shall accrue interest from the date of issuance of the Bonds and shall bear interest at the same rate or rates of interest as the IDFA AMT Bonds, which, in turn, shall be determined by the methods as set forth in the IDFA Indenture, which provides for Auction Rates, Variable Rates, Flexible Rates and Fixed Rates (each as defined in the IDFA Indenture). Reference is hereby made to the methods by which such interest rates are determined in the IDFA Indenture and such methods are included in this Supplemental Indenture No. 2 as if fully set forth herein. Interest on the Pollution Control Series X Bonds is payable on the same dates as interest on the IDFA AMT Bonds is paid, until the principal sum is paid in full.

         SECTION 2. The Pollution Control Series X Bonds and the Trustee's Certificate of Authentication shall be substantially in the following forms respectively:

                             [FORM OF FACE OF BOND]

                             ILLINOIS POWER COMPANY

             (Incorporated under the laws of the State of Illinois)

                  NEW MORTGAGE BOND, POLLUTION CONTROL SERIES X

No. ________                                                         $75,000,000

         ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the "Company"), which term shall include any successor corporation as defined in the Indenture hereinafter referred to, for value received, hereby promises to pay to Bank One Trust Company, National Association, as trustee (the "IDFA Indenture Trustee") under the Indenture of Trust dated as of May 1, 2001 (the "IDFA Indenture"), relating to the Pollution Control Revenue Refunding Bonds (Illinois Power Company Project) Series 2001
(AMT)(the "IDFA AMT Bonds"), between the Illinois Development Finance Authority ("IDFA") and the IDFA Indenture Trustee, or registered assigns, the principal sum of $75,000,000 on March 1, 2017, in any coin or currency of the United States of America, which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the date of issuance, and at the same rate or rates of interest as the IDFA AMT Bonds, which, in turn, shall be determined by the method or methods as set forth in the IDFA Indenture, which provides for Auction Rates, Variable Rates, Flexible Rates and Fixed Rates (each as defined in the IDFA Indenture). Interest on this Bond is payable on the same date or dates as interest on the IDFA AMT Bonds is paid, until the principal sum of this Bond is paid in full. Both the principal of, and the interest on, this Bond are payable at the agency of the Company in the City of Chicago, Illinois.

         This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of BNY Midwest Trust Company, as successor trustee to Harris Trust and Savings Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture (the "Trustee").

         The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, Illinois Power Company has caused this Bond to be signed (manually or by facsimile signature) in its name by an Authorized Executive Officer, as defined in the aforesaid Indenture, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested (manually or by facsimile signature) by an Authorized Executive Officer, as defined in such Indenture on the date hereof.

Dated ____________, 2001
                                          ILLINOIS POWER COMPANY,

                                          By:
                                              ---------------------------------
                                               AUTHORIZED EXECUTIVE OFFICER

ATTEST:

By:
    ---------------------------------
      AUTHORIZED EXECUTIVE OFFICER

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture and the Supplemental Indenture No. 2 dated as of May 1, 2001.

                                          BNY MIDWEST TRUST COMPANY,
                                               successor trustee to
                                                Harris Trust and Savings Bank,
                                                                        TRUSTEE,

                                          By:
                                              ---------------------------------
                                                  AUTHORIZED SIGNATORY


                            [FORM OF REVERSE OF BOND]

         This Bond is one of a duly authorized issue of Bonds of the Company (the "Bonds") in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by the General Mortgage Indenture and Deed of Trust (the "Indenture"), dated as of November 1, 1992, executed by the Company to BNY Midwest Trust Company, as successor trustee to Harris Trust and Savings Bank (the "Trustee") to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of registered owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This Bond is one of a series designated as the "New Mortgage Bonds, Pollution Control Series X" (the "Pollution Control Series X Bonds") of the Company, unlimited in aggregate principal amount, issued under and secured by the Indenture and described in the Supplemental Indenture No. 2 dated as of May 1, 2001 (the "Supplemental Indenture No. 2 of May 1, 2001"), between the Company and the Trustee, supplemental to the Indenture.

         This Pollution Control Series X Bond is subject to redemption in accordance with the terms of Article III of the Supplemental Indenture No. 2 of May 1, 2001.

         In case an Event of Default, as defined in the Indenture, shall occur, the principal of all Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may be rescinded under certain circumstances.

                                  ARTICLE III.

                                   REDEMPTION.

         SECTION 1. The Pollution Control Series X Bonds shall, subject to the provisions of the Indenture, be redeemable during the same period or periods within which, the same price or prices at which, and the same terms and conditions upon which, the IDFA AMT Bonds are redeemable, in whole or in part, by the Company.

         SECTION 2. The Pollution Control Series X Bonds shall be redeemed in whole whenever the Trustee receives a written notice from the IDFA Indenture Trustee stating that (i) an event of default under the IDFA Indenture has occurred and (ii)the IDFA Indenture Trustee intends to declare the principal of any bonds then outstanding under the IDFA Indenture to be immediately due and payable pursuant to the provisions of Section 1002 thereof. A demand from the IDFA Indenture Trustee shall be executed on behalf of such IDFA Indenture Trustee by its President or a Vice President or a Trust Officer and shall be deemed received by the Trustee when delivered at its corporate trust office in Chicago, Illinois. The Trustee may conclusively rely as to the truth of the statements contained therein upon any such demand.

         SECTION 3. Subject to the provisions of the Indenture, notice of redemption of Pollution Control Series X Bonds shall be sent by the Company by certified mail, postage prepaid, not later than the date fixed for redemption to the registered owners of such Bonds at their addresses as the same shall appear, if at all, on the transfer register of the Company. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holders receive such notice, but failure to give notice by mail, or any defect in such notice, to the holder of any such Bonds designated for redemption shall not affect the validity of the redemption of any other such Bond.

                                   ARTICLE IV.

                           ISSUE OF POLLUTION CONTROL

                                 SERIES X BONDS.

         SECTION 1. The Company hereby exercises the right to obtain the authentication of $75,000,000 principal amount of additional Bonds pursuant to the terms of Section 4.04 of the Indenture, all of which shall be Pollution Control Series X Bonds.

         SECTION 2. Such Pollution Control Series X Bonds may be authenticated and delivered prior to the filing for recordation of this Supplemental Indenture No. 2.

                                   ARTICLE V.

                                  THE TRUSTEE.

         The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:

         The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture No. 2 or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture No. 2 with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture No. 2.

                                   ARTICLE VI.

                            MISCELLANEOUS PROVISIONS.

         This Supplemental Indenture No. 2 may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

         The Pollution Control Series X Bonds may not be amended or supplemented without the prior written consent of the Insurer (as defined in the IDFA Indenture) as more fully described in Article XVI of the IDFA Indenture.

         IN WITNESS WHEREOF, said Illinois Power Company has caused this Supplemental Indenture No. 2 to be executed on its behalf by an Authorized Executive Officer as defined in the Indenture, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture No. 2 to be attested by an Authorized Executive Officer as defined in the Indenture; and said BNY Midwest Trust Company, as successor trustee to Harris Trust and Savings Bank, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture No. 2 to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture No. 2 to be attested by its Secretary or one of its Assistant Secretaries; all as of the 25th day of April, 2001.

                                          ILLINOIS POWER COMPANY

(CORPORATE SEAL)                          By: /s/ David W. Butts
                                              ------------------
                                          Name: David W. Butts
                                          Title: Chief Operating Officer and
                                                    Executive Vice President
ATTEST:

By: /s/ Kathryn L. Patton
   ----------------------
Name: Kathryn L. Patton
Title: Vice President, General Counsel
          and Corporate Secretary

                                          BNY MIDWEST TRUST COMPANY,
                                              successor trustee to
                                                Harris Trust and Savings Bank,
                                                                        TRUSTEE,
(CORPORATE SEAL)
                                          By:  /s/ D. G. Donovan
                                               -----------------
                                                   AUTHORIZED SIGNATORY
                                                      D. G. Donovan

ATTEST:

By: /s/ C. Potter
    ---------------
Name: C. Potter
Title: Assistant Secretary

STATE OF ILLINOIS   )
                        SS.
COUNTY OF MACON     )


         BE IT REMEMBERED, that on this 25th day of April, 2001, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came David W. Butts, Chief Operating Officer and Executive Vice President and Kathryn L. Patton, Vice President, General Counsel and Corporate Secretary, of Illinois Power Company, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such officers and as the free and voluntary act of said Illinois Power Company for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.


                                          /s/ Laura A. Krohe
                                          ------------------
                                          NOTARY PUBLIC, COOK COUNTY, ILLINOIS

My Commission Expires on 1-13-2002.
(NOTARIAL SEAL)

STATE OF ILLINOIS    )
                        SS.
COUNTY OF COOK       )


         BE IT REMEMBERED, that on 23rd day of April, 2001, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came D. G. Donovan, Assistant Vice President and C. Potter, Assistant Secretary, of BNY Midwest Trust Company, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such Assistant Vice President and Assistant Secretary, and as the free and voluntary act of said BNY Midwest Trust Company for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

                                          /s/ Linda Ellen Garcia
                                          ----------------------
                                          NOTARY PUBLIC, COOK COUNTY, ILLINOIS

My Commission Expires on 09/23/2002.
(NOTARIAL SEAL)

RETURN TO:                                THIS INSTRUMENT WAS PREPARED BY:

ILLINOIS POWER COMPANY                    SCHIFF HARDIN & WAITE
Real Estate Dept. F-14500                 6600 Sears Tower
S. 27th Street                            Chicago, IL 60606
Decatur, IL 62525